SURPLUS NOTE PURCHASE AGREEMENT, dated as of January 31, 2006 (the “Agreement”), by and between DCAP GROUP, INC., a Delaware corporation (“Purchaser”), and EAGLE INSURANCE COMPANY, a New Jersey domiciled stock insurance company (“Seller”).

RECITALS

Seller is the holder of a Surplus Note, dated April 1, 1998, in the principal amount of three million dollars ($3,000,000) and a Surplus Note, dated March 12, 1999, in the principal amount of seven hundred fifty thousand dollars ($750,000), each of which is payable to the order of Seller by  Commercial Mutual Insurance Company, a New York cooperative insurance company (“CMIC”) (collectively, the “Surplus Notes”). Copies of the Surplus Notes are attached hereto as Exhibit A.

Seller desires to sell, and Purchaser desires to purchase, the Surplus Notes on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the recitals and the respective covenants, representations, warranties and agree-ments herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1  Sale of Surplus Notes. At the Closing (as hereinafter defined), upon and subject to the terms and conditions of this Agreement, Seller shall grant, sell, convey, assign, transfer and deliver to Purchaser all of its right, title and interest in and to the Surplus Notes, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (collectively, “Liens”), other than those restrictions on payment provided for in the Surplus Notes themselves or in the New York State Insurance Law or in any rule, regulation, order or opinion of the Insurance Department of the State of New York (the “New York Insurance Department”) relating to surplus notes (collectively, “Statutory Restrictions”).

1.2  Purchase of Surplus Notes. At the Closing, upon and subject to the terms and conditions of this Agreement and in reliance on the representa-tions, warranties and covenants of Seller contained herein, Purchaser shall purchase the Notes from Seller in consideration for the Purchase Price (as hereinafter defined).

1.3  Purchase Price.

1.3.1  Purchase Price. The purchase price for the Surplus Notes (the “Purchase Price”) shall be three million seventy-five thousand one hundred forty-one dollars ($3,075,141) (which the parties acknowledge is the dollar amount reflected in Column 1 (Current Statement Date) of Line 35 (Surplus as regards policyholders) of the “Liabilities, Surplus and Other Funds” section of CMIC’s Quarterly Statement to the New York Insurance Department for the quarter ended September 30, 2005).

1.3.2  Payment of Purchase Price. At the Closing, Purchaser shall pay the Purchase Price to Seller as follows:

(a)  one million seven hundred seventy-one thousand seven hundred seven dollars ($1,771,707) by certified or bank check or a wire transfer (the “Cash Payment”); provided, however, that if a wire transfer is to be utilized, wiring instructions must be provided by Seller to Purchaser at least two (2) days prior to the Closing Date (as hereinafter defined); and

(b)  one million three hundred three thousand four hundred thirty-four dollars ($1,303,434) by the delivery of a promissory note in, or substantially in, the form attached hereto as Exhibit 1.3.2, in such principal amount (the “Promissory Note”).

1.4  No Assumption of Liabilities. Other than as expressly set forth in this Agreement, it is expressly understood and agreed that in no event shall Purchaser or Seller assume or agree to pay or incur any liability or obligation of the other or CMIC.

1.5  Commutation Agreement. Simultaneously herewith, Seller and CMIC are entering into a 90% Quota Share Mutual Release, Settlement and Commutation Agreement pursuant to which, simultaneously herewith, Seller is paying to CMIC, by certified or bank check, the amount of two hundred thirty-four thousand one hundred thirty-six dollars ($234,136).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller makes the following representations and warranties to Purchaser:

2.1  Valid Existence. Seller is a property and casualty insurance company validly existing and in good standing under the laws of the State of New Jersey.

2.2  Authority; Binding Nature of Agreement. Seller has the power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery by Seller of this Agreement or the consummation of the transactions contemplated hereby. Subject to the receipt of the consent referred to in Section 2.3 below, this Agreement will constitute the valid and binding obligation of Seller and will be enforceable in accordance with its terms. The individual who executed this Agreement on behalf of Seller was duly authorized and empowered to take such action on Seller’s behalf and to bind Seller by his signature hereto.

2.3  Consents. Other than the consent of Department of Banking and Insurance of the State of New Jersey (the “New Jersey Insurance Department”), no consents of any governmental or other regulatory agencies or of other person or entity (collectively, “Person”) are required to be received on the part of Seller to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

2.4  No Breach. Subject to the receipt of the consent referred to in Section 2.3 above, neither the execution and delivery of this Agreement by Seller, nor compliance by Seller with any provision hereof nor consummation of the transactions contemplated hereby, will: (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Seller; (b) violate or, alone or with notice or the passage of time, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any contract, agreement, lease, arrangement, commitment, understanding or obligation (collectively, “Contract”) to which Seller is a party, or by which Seller or any of its assets may be bound; (c) violate any order, injunction, judgment, award or decree (collectively “Decree”) against, or binding upon, Seller; or (d) subject to the accuracy of Purchaser’s representations and warranties in Article III hereof, violate any law or regulation relating to Seller.

2.5  Untrue or Omitted Facts. No representation, warranty or statement by Seller in this Agreement contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limiting the generality of the foregoing, to Seller’s knowledge, there is no fact known to Seller that has had, or which may be reasonably expected to have, a materially adverse effect on CMIC or any of its assets or business that has not been disclosed in this Agreement or in the due diligence process.

2.6  Ownership of Surplus Notes. Seller owns the Surplus Notes free and clear of all Liens (other than Statutory Restrictions) and the Surplus Notes may be transferred to Purchaser hereunder free of any restriction with regard to transferability. No Person other than Seller has any rights directly or indirectly, to the Surplus Notes. There are no Contracts with any Person to acquire the Surplus Notes or any right or interest therein. The Surplus Notes are payable by CMIC in accordance with their terms and, subject to the Statutory Restrictions, are not subject to any offset, claim or reduction of any kind or nature. No payment of principal or interest or other amount has been made by or in behalf of CMIC pursuant to or with respect to either of the Surplus Notes.

2.7  Brokers. Seller has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser makes the following representations and warranties to Seller:

3.1  Valid Existence. Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware.

3.2  Consents. Except for the consents referred to in this Agreement, no consents of governmental or other regulatory agencies, foreign or domestic, or of other parties are required to be received by or on the part of Purchaser to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

3.3  Authority; Binding Nature of Agreement. Purchaser has the power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Insurance Committee and Audit Committee of the Board of Directors of Purchaser and no other proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Purchaser and is enforceable in accordance with its terms. The individual who executed this Agreement on behalf of Purchaser was duly authorized and empowered to take such action on Purchaser’s behalf and to bind Purchaser by his signature hereto.

3.4  No Breach. Neither the execution and delivery of this Agreement nor compliance by Purchaser with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

(a)	violate or conflict with any provision of the Certificate of Incorporation or By-laws of Purchaser;

(b)
violate or, alone or with notice or the passage of time, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any Contract to which Purchaser is a party, or by which Purchaser or any of its assets may be bound;

(c)	violate any Decree against, or binding upon, Purchaser; or

(d)	subject to the accuracy of Seller=s representations and warranties in Article II hereof, violate any law or regulation of any jurisdiction relating to Purchaser.

3.5  Brokers. Purchaser has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

3.6  Directors. Attached hereto as Schedule 3.6 is a true and complete list of the individuals who Purchaser is seeking to have elected to the Board of Directors of CMIC.

ARTICLE IV

CONDITIONS PRECEDENT TO THE
OBLIGATION OF PURCHASER TO CLOSE

The obligation of Purchaser to consummate the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Purchaser (except when the fulfillment of such condition is a requirement of law):

4.1  Assignment of Surplus Notes. Seller shall have (a) tendered to Purchaser the original Surplus Notes and (b) executed and tendered to Purchaser a Surplus Note Assignment Form, in form mutually satisfactory to the parties (the “Surplus Note Assignment Form”), with regard to each of the Surplus Notes.

4.2  Consents; License and Permits. Seller and Purchaser shall have obtained all consents, licenses and permits of third parties, including, without limitation, from the New Jersey Insurance Department and other regulatory authorities, necessary for the performance by Seller of all of its obligations under this Agreement, including, without limitation, the transfer of the Surplus Notes as contemplated hereby, and the acquisition of the Surplus Notes by Purchaser.

ARTICLE V

CONDITIONS PRECEDENT TO THE OBLIGATION OF
SELLER TO CLOSE

The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Seller (except when the fulfillment of such condition is a requirement of law):

5.1  Cash Payment; Promissory Note.  Purchaser shall have tendered to Seller the Cash Payment and the Promissory Note.

5.2  Escrow Agreement. Purchaser shall have executed and tendered to Seller and Manufacturers and Traders Trust Company, as escrow agent (the “Escrow Agent”), an Escrow Agreement with respect to the Surplus Notes (the “Escrow Agreement”).

5.3  Consents; Licenses and Permits. Seller shall have obtained all consents, licenses and permits of third parties, including, without limitation, from the New Jersey Insurance Department and other regulatory authorities, necessary for the performance by Seller of all of its obligations under this Agreement, including, without limitation, the transfer of the Surplus Notes as contemplated hereby.

ARTICLE VI

CLOSING

6.1  Location. The closing (the “Closing”) provided for herein shall take place at the offices of Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York at 10:00 a.m. concurrently with the execution hereof.

ARTICLE VII

CLOSING DELIVERIES

7.1  Items to be Delivered by Seller. At the Closing, Seller will deliver or cause to be delivered to Purchaser or the Escrow Agent, as the case may be:

(a)  to Purchaser, the original Surplus Notes and the Surplus Note Assignment Form required by Section 4.1 hereof;

(b)  to Purchaser and the Escrow Agent, the Escrow Agreement;

(c)  to Purchaser, the consents required by Section 4.2 hereof; and

(d)  to Purchaser, certified copies of all actions necessary to authorize the execution of this Agreement by Seller and the consummation of the transactions contemplated hereby.

7.2  Items to be Delivered by Purchaser.  At the Closing, Purchaser will deliver or cause to be delivered to Seller or the Escrow Agent, as the case may be:

(a)  to Seller, a certified or bank check or wire transfer for the Cash Amount;

(b)  to Seller, the Promissory Note;

(c)  to Seller and the Escrow Agent, the Escrow Agreement;

(d)  to the Escrow Agent, the original Surplus Notes registered in the name of Purchaser and an executed Surplus Note Assignment Form, pursuant to the terms of the Escrow Agreement; and

(e)  certified copies of all actions necessary to authorize the execution of this Agreement by Purchaser and the consummation of the transactions contemplated hereby.

ARTICLE VIII

POST-CLOSING MATTERS

8.1  Further Assurances. On and after the Closing Date, (a) upon the request of Purchaser, Seller shall take all such further actions and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to convey and transfer to, and vest in, Purchaser, and to protect Purchaser's right, title and interest in and to, and enjoyment of, the Surplus Notes intended to be assigned, transferred, conveyed and delivered pursuant to this Agreement, and (b) the parties shall take all such further actions and execute and deliver all such further instruments and documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

8.2  Power of Attorney. Without limitation of any provision of this Agreement, effective upon the Closing Date, Seller constitutes and appoints Purchaser and its successors and assigns, and each of them, the true and lawful attorney of Seller, with full power of substitution, in their own names or in the name of Seller, but for their own benefit and at their own expense, to institute and prosecute all proceedings which any of them may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Surplus Notes transferred to Purchaser hereunder, and to do all such acts and things in relation thereto as any of them shall deem advisable. Seller acknowledges that the foregoing powers are coupled with an interest and shall not be revocable in any manner or for any reason. The foregoing does not grant to Purchaser any power to take any action, as Seller’s attorney in fact, which would serve to amend or avoid Purchaser’s obligations under the Promissory Note or the Escrow Agreement and/or have a material negative impact upon the value of the Surplus Notes.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1  Expenses. Each of the parties shall bear its own expenses in connection herewith.

9.2  Publicity. The parties agree that no publicity, release or other public announcement (collectively, “Announcement”) concerning the transactions contemplated by this Agreement shall be issued by either party or any of its affiliates without the advance approval of both the form and substance of the same by the other party, which approval, in the case of any Announcement required by applicable law, shall not be unreasonably withheld or delayed. The parties agree further that neither the terms of this Agreement nor any other transaction contemplated hereby shall be divulged to any third party without the written consent of Seller and Purchaser, and such terms shall be divulged only to such of their employees and representatives who shall have a “need to know,” in each case except to the extent that such terms have been publicly released in accordance with the provisions hereof. Notwithstanding the foregoing, either party may make any Announcement or other disclosure which it determines in its sole discretion should be made in any required regulatory report or filing.

9.3  Sales, Transfer and Documentary Taxes. Seller shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale and transfer of the Surplus Notes in accordance herewith, whether imposed by law on Seller or Purchaser, and Seller shall indemnify, reimburse and hold harmless Purchaser in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

9.4  Equitable Relief. The parties acknowledge and agree that, in the event either party shall violate or threaten to violate any of the restrictions of Section 9.2 hereof, the aggrieved party will be without an adequate remedy at law and will, therefore, be entitled to enforce such restrictions by preliminary, temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages, without the necessity of posting any bond or other security, and without prejudice to any other rights and remedies which it may have at law or in equity.

9.5  Entire Agreement. This Agreement, including the exhibits attached hereto, which are a part hereof, constitutes the entire agreement of the parties with respect to the subject matter hereof. No change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

9.6  Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or courier, or telecopier as follows:

If to Purchaser, at:

1158 Broadway
Hewlett, New York 11557
Attn: Barry B. Goldstein, Chief Executive Officer
Telecopier Number: (516) 295-7216

With copies to:

Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
Attn: Fred Skolnik, Esq.
Telecopier Number: (516) 296-7111

American Insurance Management
7808 Ardmore Avenue
Suite 200
Wyndmoor, Pennsylvania 19038
Attn: Alexander T. Farley, President

If to Seller, at:

Eagle Insurance Company
999 Stewart Avenue
Bethpage, New York 11714
Attn: Philbert Nezamoodeen, President
Telecopier Number: (516) 393-4653

With copies to:

Jasper J. Jackson, Esq.
Secretary, Eagle Insurance Company
999 Stewart Avenue
Bethpage, New York 11714
Telecopier Number: (516) 393-4561

American Insurance Management
7808 Ardmore Avenue
Suite 200
Wyndmoor, Pennsylvania 19038
Attn: Alexander T. Farley, President

or at such other address as either party may specify by notice given to the other party in accordance with this Section 9.6.

9.7  Choice of Law; Exclusive Jurisdiction. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. Each of the parties hereby irrevocably and unconditionally: (i) consents and submits for itself and its property in any action or proceeding relating to this Agreement to the exclusive jurisdiction of the federal courts located within the Eastern District of the State of New York and the state courts located within the County of Nassau in the State of New York; and (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

9.8  Severability. In the event any clause, section or part of this Agreement shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Agreement which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

9.9  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

9.10  Headings. The headings or captions under sections of this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

9.11  No Third Party Beneficiaries. No Person not a party to this Agreement shall be entitled to rely upon or enforce any of the provisions of this Agreement.

9.12  Representation by Counsel; Interpretation. The parties acknowledge that they have been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

9.13  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.

9.14  Facsimile Signatures.  Signatures hereon which are transmitted via facsimile shall be deemed original signatures.

{Remainder of page intentionally left blank. Signature page follows.}

WITNESS the execution of this Surplus Note Purchase Agreement as of the date first above written.

DCAP GROUP, INC.

By:_______________________________
Name: Barry B. Goldstein
Title: Chief Executive Officer

EAGLE INSURANCE COMPANY

By:_______________________________
Name: Philbert Nezamoodeen
Title: President

Exhibits

Exhibit A Surplus Notes
Exhibit 1.3.2 Promissory Note

Schedules

3.6  New Directors